Exhibit 99.1

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice & Proxy Statement are available at www.proxyvote.com

VITAL THERAPIES, INC.

Special Meeting of Stockholders

To be held on [•], 2019 at [•].

This proxy is solicited by the Board of Directors

The undersigned hereby appoints Dr. Duane D. Nash and John M. Dunn, and each of them, as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this proxy, all of the shares of common stock of VITAL THERAPIES, INC. (“Vital Therapies”) that the undersigned stockholder is entitled to vote at the Special Meeting of Stockholders to be held at [•] Pacific Time on [•], 2019, at the offices of Pillsbury Winthrop Shaw Pittman LLP, 12255 El Camino Real, Suite 300, San Diego, California 92130 and any adjournment or postponement thereof, with all the powers that the undersigned would possess if personally present, on the following matters and in accordance with the following instructions, with discretionary authority as to any other business that may properly come before the Special Meeting.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted “FOR” approval of the issuance of common stock in Proposal 1, “FOR” approval of the change in control in Proposal 2, “FOR” approval of an amendment to our amended and restated certificate of incorporation to change the name of Vital Therapies to “Immunic, Inc.” in Proposal 3, “FOR” approval of an amendment to our amended and restated certificate of incorporation to effect a reverse stock split in Proposal 4, AND “FOR” approval to adjourn the Special Meeting, if necessary, to solicit additional proxies in Proposal 5.

Please mark, sign and date this proxy and return it promptly whether you plan to attend the Special Meeting or not. If you do attend, you may vote in person if you desire.

  Change of address-please put new address below:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS DETACH
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR each of

Proposals 1, 2, 3, 4 AND 5:

THE SHARES OF COMMON STOCK REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR PROPOSALS 1 THROUGH 5. All other proxies heretofore given by the undersigned to vote shares of common stock, which the undersigned would be entitled to vote if personally present at the Special Meeting or any postponement or adjournment thereof, are hereby expressly revoked.

		FOR	AGAINST	ABSTAIN
1.	Proposal to approve the issuance of shares of common stock of Vital Therapies to shareholders of Immunic AG pursuant to the terms of the Exchange Agreement between Vital Therapies, Immunic AG, and the Shareholders of Immunic AG, dated as of January 6, 2019 (the “Exchange Agreement”).	☐	☐	☐

		FOR	AGAINST	ABSTAIN
2.	Proposal to approve the change in control of Vital Therapies resulting from the transaction contemplated by the Exchange Agreement.	☐	☐	☐

		FOR	AGAINST	ABSTAIN
3.	Proposal to approve an amendment to the amended and restated certificate of incorporation of Vital Therapies changing the Vital Therapies corporate name to “Immunic, Inc.”	☐	☐	☐

		FOR	AGAINST	ABSTAIN
4.	Proposal to approve an amendment to the amended and restated certificate of incorporation of Vital Therapies effecting a reverse stock split of Vital Therapies’ issued and outstanding common stock within a range of 30 to 60 shares (or any number in between) of outstanding Vital Therapies common stock being combined and reclassified into one share of Vital Therapies common stock.	☐	☐	☐

		FOR	AGAINST	ABSTAIN
5.	Proposal to consider and vote upon an adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the proposals set forth above.	☐	☐	☐

NOTE: Such other business as may properly come before the Special Meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date